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                                                                    EXHIBIT 99.4

                             SANMINA-SCI CORPORATION

                            OFFER FOR ALL OUTSTANDING
   10.375% SENIOR SECURED NOTES DUE JANUARY 15, 2010 AND ASSOCIATED GUARANTEES
                                 IN EXCHANGE FOR
  10.375% SENIOR SECURED NOTES DUE JANUARY 15, 2010 AND ASSOCIATED GUARANTEES,
                           WHICH HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED

              PURSUANT TO THE PROSPECTUS, DATED ____________, 2003

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
_________________, 2003, UNLESS EXTENDED. TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                                                         ______________ __, 2003

To Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

         Your prompt action is requested. The exchange offer will expire at 5:00 p.m., New York City time, on __________, 2003, unless extended, which we refer to as the expiration date in this letter. Original notes (as defined below) tendered pursuant to the exchange offer may be withdrawn at any time before the expiration date. Please furnish copies of the enclosed materials as quickly as possible to those of your clients for whom you hold original notes in your name or in the name of your nominee.

         Sanmina-SCI Corporation, which we refer to as Sanmina-SCI in this letter, is offering, upon and subject to the terms and conditions set forth in the prospectus, dated ____________, 2003, and the enclosed letter of transmittal to exchange in the exchange offer its 10.375% Senior Secured Notes due January 15, 2010 and associated guarantees, which have been registered under the Securities Act of 1933, as amended, for its outstanding 10.375% Senior Secured Notes due January 15, 2010 and associated guarantees, which we collectively refer to in this letter as the original notes. The exchange offer is being made in order to satisfy certain obligations of Sanmina-SCI and certain of its subsidiaries contained in the Registration Rights Agreement, dated December 23, 2002, by and among Sanmina-SCI, certain subsidiaries of Sanmina-SCI party thereto and the initial purchasers referred to therein.

         We are requesting that you contact your clients for whom you hold original notes regarding the exchange offer. For your information and for forwarding to your clients for whom you hold original notes registered in your name or in the name of your nominee, or who hold original notes registered in their own names, we are enclosing the following documents:

         1.       Prospectus, dated ___________, 2003;

         2. The letter of transmittal for your use and for the information of your clients;

         3. A notice of guaranteed delivery to be used to accept the exchange offer if certificates for original notes are not immediately available or time will not permit all required documents to

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                  reach the exchange agent prior to the expiration date or if the procedure for book-entry transfer cannot be completed on a timely basis;

         4. A form of letter which may be sent to your clients for whose account you hold original notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer; and

         5. [Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.]

         To participate in the exchange offer, a duly executed and properly completed letter of transmittal for original notes held in certificated form (or facsimile of the letter of transmittal) or an agent's message instead of the letter of transmittal for original notes held in book-entry form, with any required signature guarantees and any other required documents, should be sent to the exchange agent, and certificates representing the original notes should be delivered to the exchange agent or the original notes shall be tendered by the book-entry procedures described in the prospectus under "The Exchange Offer -- Book-Entry Transfer," all in accordance with the instructions set forth in the letter of transmittal and the prospectus.

         If a registered holder of original notes desires to tender original notes, but such original notes are not immediately available, or time will not permit such holder's original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

         Sanmina-SCI will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the prospectus and the related documents to the beneficial owners of original notes held by them as nominee or in a fiduciary capacity. Sanmina-SCI will pay or cause to be paid all transfer taxes applicable to the exchange of original notes pursuant to the exchange offer, except as set forth in Instruction [6] of the letter of transmittal.

         Any inquiries you may have with respect to the procedure for tendering original notes pursuant to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to U.S. Bank National Association, the exchange agent for the exchange offer, at its address and telephone number set forth on the front of the letter of transmittal.

                                            Very truly yours,

                                            Sanmina-SCI Corporation

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF SANMINA-SCI OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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